Exhibit 10.12
CADENCE DESIGN SYSTEMS, INC.
1993 NONSTATUTORY STOCK INCENTIVE PLAN
     1. Purposes of the Plan. The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and its Affiliates, and to promote the success of the Company’s business.
     2. Definitions. As used herein, the following definitions shall apply:
          (a) “Affiliate” shall mean any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
          (b) “Board” shall mean the Committee, if one has been appointed, or the Board of Directors, if no Committee is appointed.
          (c) “Board of Directors” shall mean the Board of Directors of the Company.
          (d) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.
          (e) “Committee” shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.
          (f) “Common Stock” shall mean the common stock of the Company.
          (g) “Company” shall mean Cadence Design Systems, Inc., a Delaware corporation.
          (h) “Consultant” shall mean any consultant, independent contractor or adviser rendering services to the Company or an Affiliate (provided that such person renders bona fide services not in connection with the offering and sale of securities in capital raising transactions). However, the term “Consultant” shall not include members of the Board of Directors.
          (i) “Continuous Status as an Employee or Consultant” shall mean the absence of any interruption or termination of service, whether as an Employee or Consultant. The Board or the chief executive officer of the Company shall determine whether Continuous Status as an Employee or Consultant shall be considered interrupted in the case of: (i) any approved leave of absence, including sick leave, military leave, or any other personal leave; or (ii) transfers between the Company, Affiliates or their successors. Continuous Status as an Employee or Consultant shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or any Affiliate, provided that there is no interruption or termination thereof.

          (j) “Employee” shall mean any person employed by the Company or any Affiliate.
          (k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          (l) “Fair Market Value” means, with respect to any relevant date prior to January 1, 2007, the average of the high and low prices of the Common Stock on such date, as reported on the NASDAQ Global Select Market or such other primary national exchange on which the Common Stock is listed, and, with respect to any relevant date on or after January 1, 2007, the closing price of the Common Stock on such date, as reported on the NASDAQ Global Select Market or such other primary national exchange on which the Common Stock is listed. In the event the Common Stock is not listed on an exchange as described in the previous sentence, Fair Market Value with respect to any relevant date shall be determined in good faith by the Board.
          (m) “Incentive Stock” means shares of Common Stock granted to a Participant pursuant to Section 10 hereof.
          (n) “Incentive Stock Agreement” means a written agreement between the Company and a holder of an award of Incentive Stock evidencing the terms and conditions of an individual Incentive Stock grant. Each Incentive Stock Agreement shall be subject to the terms and conditions of the Plan.
          (o) “Nonstatutory Stock Option” shall mean an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
          (p) “Option” shall mean a Nonstatutory Stock Option granted pursuant to the Plan.
          (q) “Optioned Stock” shall mean the Common Stock subject to an Option.
          (r) “Participant” shall mean an Employee or Consultant who receives a Stock Award.
          (s) “Plan” shall mean this 1993 Nonstatutory Stock Incentive Plan, as amended from time to time.
          (t) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
          (u) “Share” shall mean a share of Common Stock, as may be adjusted in accordance with Section 12 of the Plan.
          (v) “Stock Award” shall mean any right granted under the Plan, including an Option or Incentive Stock.

          (w) “Stock Option Agreement” means a written agreement between the Company and a holder of an Option award evidencing the terms and conditions of an individual Option grant. Each Stock Option Agreement shall be subject to the terms and conditions of the Plan.
     3. Stock Subject to the Plan.
          (a) Share Reserve. Subject to the provisions of Sections 3(b) and 12, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate Twenty Four Million Seven Hundred Fifty Thousand (24,750,000) shares of Common Stock.
          (b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having vested or been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. If the Company repurchases any unvested shares of Common Stock acquired pursuant to a Stock Award, such repurchased shares of Common Stock shall revert to and again become available for issuance under the Plan.
          (c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.
     4. Administration of the Plan.
          (a) Procedure. The Plan shall be administered by the Board of Directors. The Board of Directors may appoint a Committee consisting of one or more members of the Board of Directors to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. In such event, any references in the Plan to the Board of Directors shall be deemed to refer to the Committee. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase or decrease the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused and remove all members of the Committee, and thereafter directly administer the Plan. Notwithstanding anything in this Section 4 to the contrary, at any time the Board of Directors or the Committee may delegate to a committee of one or more members of the Board of Directors the authority to grant Stock Awards to all Employees and Consultants or any portion or class thereof. In addition, the Board of Directors or the Committee may by resolution authorize one or more officers of the Company to perform any or all tasks that the Board is authorized and empowered to do or perform under the Plan, and for all purposes under the Plan, such officer or officers shall be treated as the Board; provided, however, that the resolution so authorizing such officer or officers shall specify the maximum number of Shares per Stock Award (if any) and the total number of Shares (if any) such officer or officers may award pursuant to such delegated authority, and any such Stock Award shall be subject to the form of Stock Option Agreement or Incentive Stock Agreement theretofore approved by the Board of Directors or the Committee. No such officer shall designate himself or herself as a recipient of any Stock Awards granted under authority delegated to such officer.

          (b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Stock Awards under the Plan; (ii) to determine the exercise or sales price per share of Stock Awards to be granted, which exercise price shall be determined in accordance with Sections 8(a) and 10(c) of the Plan, as applicable; (iii) to determine the Employees or Consultants to whom, and the time or times at which, Stock Awards shall be granted, the number of Shares to be represented by each Stock Award, and the terms of such Stock Awards; (iv) to interpret the Plan; (v) to prescribe, amend and rescind rules and regulations relating to the Plan; (vi) to determine the terms and provisions of each Stock Award granted (which need not be identical) in accordance with the Plan, and, with the consent of the holder thereof with respect to any adverse change, modify or amend each Stock Award; (vii) to accelerate or defer (the latter with the consent of the Participant) the exercise date and vesting of any Stock Award; (viii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of a Stock Award previously granted by the Board; and (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Option Agreement or Incentive Stock Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
          (c) Effect of Board’s Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Participants and any other holders of any Stock Awards granted under the Plan.
     5. Eligibility. Stock Awards may be granted only to Employees or Consultants. An Employee or Consultant who has been granted a Stock Award may, if he or she is otherwise eligible, be granted an additional Stock Award. Notwithstanding the foregoing, no Employee or Consultant who is an executive officer of the Company within the meaning of Section 16 of the Exchange Act, who is a member of the Board of Directors or who beneficially owns 10% or more of the Company’s Common Stock shall be entitled to receive the grant of a Stock Award under the Plan unless the Stock Award will be granted to a person not previously employed by the Company as a material inducement to such person’s entering into an employment contract with the Company.
          The Plan shall not confer upon any Participant any right with respect to continuation of employment or consultancy by the Company or any Affiliate, as applicable, nor shall it interfere in any way with the Participant’s right or the Company’s or any Affiliate’s right to terminate the Participant’s employment at any time or the Participant’s consultancy pursuant to the terms of the Consultant’s agreement with the Company or any Affiliate.
     6. Term of the Plan. The Plan became effective upon its adoption by the Board of Directors. The Plan shall continue in effect until terminated under Section 14 of the Plan.
     7. Term of Option; Vesting Provisions.
          (a) Option Term. From and after October 1, 2006, the term of each Option shall be seven (7) years from the date of grant thereof or such shorter term as may be provided in the applicable Stock Option Agreement. Prior to October 1, 2006, the maximum term for each

Option was ten (10) years from the date of grant thereof or such shorter term as may have been provided in the applicable Stock Option Agreement.
          (b) Vesting Provisions. The terms on which each Option shall vest shall be determined by the Board in its discretion, and shall be set forth in the Stock Option Agreement relating to each such Option. Without limiting the discretion of the Board, vesting provisions may include time-based vesting or vesting based on achievement of performance or other criteria. The provisions of this Section 7(b) are subject to any Option provisions governing the minimum number of Shares as to which an Option may be exercised.
     8. Option Exercise Price and Consideration.
          (a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be no less than 100% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
          (b) Consideration. Subject to applicable law, the consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, promissory note, shares of Common Stock having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares as may be determined by the Board. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.
     9. Exercise of Options.
          (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Participant, and as shall be permissible under the terms of the Plan.
               An Option may not be exercised for a fraction of a Share.
               An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.
               Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
          (b) Termination of Status as an Employee or Consultant. If a Participant ceases to serve as an Employee or Consultant for any reason other than death or disability, the Participant may, but only within such period of time ending on the earlier of (i) three (3) months (or such other period of time as is determined by the Board) after the date the Participant ceases to be an Employee or Consultant or (ii) the expiration of the term of the Option, exercise the Option to the extent that the Participant was entitled to exercise it at the date of such termination. To the extent that the Participant was not entitled to exercise the Option at the date of such termination, or if the Participant does not exercise such Option (which the Participant was entitled to exercise) within the time specified herein, the Option shall terminate.
          (c) Extension of Termination Date. A Participant’s Stock Option Agreement may also provide that if the exercise of the Option following the termination of the Participant’s Continuous Service as an Employee or Consultant (other than upon the Participant’s death or disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the expiration of a period of three (3) months after the termination of the Participant’s Continuous Service as an Employee or Consultant during which the exercise of the Option would not be in violation of such registration requirements.
          (d) Death of Participant. In the event of the death of a Participant during the term of the Option who is at the time of the Participant’s death an Employee or Consultant and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised at any time within the period of time ending on the earlier of (i) twelve (12) months (or such other period of time as is determined by the Board) following the date of death or (ii) the expiration of the term of the Option, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, to the extent that the Participant was entitled to exercise it at the date of such termination. To the extent that the Participant was not entitled to exercise the Option at the date of such termination, or if the Option is not exercised (to the extent the Participant was entitled to exercise) within the time specified herein, the Option shall terminate.
          (e) Disability of Participant. In the event of the disability of a Participant during the term of the Option who is at the time of his or her disability an Employee or Consultant and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Participant (or the Participant’s legal guardian or conservator) may, but only within the period of time ending on the earlier of (i) twelve (12) months (or such other period of time as is determined by the Board) after the date the Participant ceases to be an Employee or Consultant on account of such disability or (ii) the expiration of the term of the Option, exercise the Option to the extent that the Participant was entitled to exercise it at the date of such termination. To the extent that the Participant was not entitled to exercise the Option at the date of such termination, or if the Participant does not exercise such Option (which the Participant was entitled to exercise) within the time specified herein, the Option shall terminate.
     10. Incentive Stock.
          (a) General. Incentive Stock is an award or issuance of shares of Common Stock under the Plan the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued service or performance conditions) and terms as the Board deems appropriate.
          (b) Incentive Stock Agreement. Each Incentive Stock Agreement shall contain provisions regarding (i) the number of shares of Common Stock subject to such award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria, if any, and level of achievement of these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Board, (v) restrictions on the transferability of the Shares and (vi) such further terms and conditions in each case not inconsistent with the Plan as may be determined from time to time by the Board. Shares of Incentive Stock may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Board may provide.
          (c) Sales Price. Subject to the requirements of applicable law, the Board shall determine the price, if any, at which shares of Incentive Stock shall be sold or awarded to a Participant, which price may vary from time to time and among Participants and which may be below the Fair Market Value of such shares at the date of grant or issuance.
          (d) Share Vesting. The grant, issuance, retention and/or vesting of shares of Incentive Stock shall be at such time and in such installments as determined by the Board. The Board shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of shares of Incentive Stock subject to continued service, passage of time and/or such performance criteria as deemed appropriate by the Board. Notwithstanding the foregoing, the Board may accelerate vesting (in a Stock Award agreement or otherwise) of any Stock Award in the event of a Participant’s termination of service as an Employee or Consultant, a Change in Control or similar event.
          (e) Transferability. Shares of Incentive Stock shall be transferable by the Participant only upon such terms and conditions as are set forth in the applicable Incentive Stock Agreement, as the Board shall determine in its discretion, so long as Incentive Stock awarded under the Incentive Stock Agreement remains subject to the terms of the Incentive Stock Agreement.
          (f) Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the number of shares granted, issued, retainable and/or vested under an award of Incentive Stock on account of either financial performance or personal performance evaluations may be reduced by the Board on the basis of such further considerations as the Board shall determine.

     11. Non-Transferability of Stock Awards. Except as otherwise expressly provided in the terms of the applicable Stock Option Agreement or Incentive Stock Agreement, a Stock Award may not be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant or the Participant’s legal representative. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Stock Award.
     12. Adjustments upon Changes in Capitalization or Change in Control. The number of Shares covered by each outstanding Stock Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Stock Awards have yet been granted or which have been returned to the Plan upon cancellation, expiration, forfeiture or other termination of a Stock Award, as well as the price per Share covered by each such outstanding Stock Award, shall be equitably adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Stock Award.
     For purposes of the Plan, a “Change in Control” shall be deemed to occur upon the consummation of any one of the following events: (a) a sale of all or substantially all of the assets of the Company; (b) a merger or consolidation in which the Company is not the surviving corporation (other than a transaction the principal purpose of which is to change the state of the Company’s incorporation or a transaction in which the voting securities of the Company are exchanged for beneficial ownership of at least 50% of the voting securities of the controlling acquiring corporation); (c) a merger or consolidation in which the Company is the surviving corporation and less than 50% of the voting securities of the Company that are outstanding immediately after the consummation of such transaction are beneficially owned, directly or indirectly, by the persons who owned such voting securities immediately prior to such transaction; (d) any transaction or series of related transactions after which any person (as such term is defined in Section 13(d)(3) of the Exchange Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, becomes the beneficial owner of voting securities of the Company representing 40% or more of the combined voting power of all of the voting securities of the Company; (e) during any period of two consecutive years, individuals who at the beginning of such period constitute the membership of the Company’s Board of Directors (“Incumbent Directors”) cease for any reason to have authority to cast at least a majority of the votes which all directors on the Board of Directors are entitled to cast, unless the election, or the nomination for election by the Company’s stockholders, of a new director was approved by a vote of at least two-thirds of the votes entitled to be cast by the Incumbent Directors, in which case such director shall also be treated as an Incumbent Director in the future; or (f) the liquidation or dissolution of the Company.
     In the event of a Change in Control, then: (a) any surviving or acquiring corporation shall assume Stock Awards outstanding under the Plan or shall substitute similar awards (including an option to acquire the same consideration paid to stockholders in the transaction described in this Section 12 for those outstanding Options under the Plan), or (b) in the event any surviving or acquiring corporation refuses to assume such Stock Awards or to substitute similar awards for those outstanding under the Plan, (i) with respect to Stock Awards held by persons then performing services as Employees or Consultants, the vesting of such Stock Awards and the time during which such Stock Awards may be exercised shall be accelerated prior to such event and the Stock Awards terminated if not exercised after such acceleration and at or prior to such event, and (ii) with respect to any other Options outstanding under the Plan, such Options shall be terminated if not exercised prior to such event.
     13. Miscellaneous.
          (a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.
          (b) Additional Restrictions on Stock Awards. Either at the time a Stock Award is granted or by subsequent action, the Board may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by an Participant of any Shares issued under a Stock Award, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participants, and (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.
          (c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Option unless and until such Participant has satisfied all requirements for exercise of the Option pursuant to its terms.
          (d) Investment Assurances. The Company may require a Participant, as a condition to exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon exercise of the Option or acquisition of Common Stock under the Plan has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock represented thereby.
          (e) Withholding Obligations. To the extent provided by the terms of a Stock Option Agreement or Incentive Stock Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.
     14. Amendment and Termination of the Plan.
          (a) Amendment and Termination. The Board may at any time terminate the Plan or amend the Plan from time to time in such respects as the Board may deem advisable.
          (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not adversely affect Stock Awards already granted and such Stock Awards shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Participant and the Company.
     15. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to a Stock Award unless the exercise of the Option, if applicable, and the issuance and delivery of such Shares pursuant the Stock Award shall comply with all relevant provisions of the law, including without limitation, the Securities Act, the Exchange Act and the requirements of any stock exchange or national market system upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
     16. Liability of Company. The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or other persons as to:
          (a) The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; or

          (b) Any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Stock Award granted hereunder.
     17. Reservation of Shares. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
     18. Stock Award Agreement. All Stock Awards shall be evidenced by written award agreements in such form as the Board shall approve.
     19. Choice of Law. The law of the State of Delaware, without regard to its conflict of laws rules, shall govern all questions concerning the construction, validity and interpretation of the Plan.